Greater Community Bancorp
                                   EXHIBIT 21
                                       TO
                         2001 ANNUAL REPORT ON FORM 10-K


                           Subsidiaries of the Company

     Greater Community Bancorp (the "Company") has three directly-owned operating bank subsidiaries, Greater Community Bank ("GCBank") formerly Great Falls Bank), Bergen Commercial Bank ("BCB") and Rock Community Bank ("RCB") (the "Bank Subsidiaries"), all of which are New Jersey commercial banking corporations. The Company owns 100% of the outstanding shares of the Bank Subsidiaries. GCBank and BCB each has one wholly-owned non-bank subsidiary, Great Falls Investment Company, Inc. and BCB Investment Company, Inc., respectively, both of which are New Jersey business corporations, each of which, in turn, owns 100% of the stock of a Delaware non-bank subsidiary.

     The Company also directly owns 100% of the outstanding shares of Greater Community Services, Inc., a New Jersey business corporation, which provides accounting/bookkeeping, data processing and management information systems, loan operations and various other banking-related services at cost, Highland Capital Corp (equipment leasing), and First Savings Bancorp of Little Falls, Inc. (inactive). The Corporation also owns 100% of Greater Community Financial, LLC, a registered broker-dealer, and 100% of GCB Realty, LLC.

     These relationships are indicated in the following chart.


   ------------------------------------------------------------------------------------------------------------------------

                                                  Greater Community Bancorp
                                                        (registrant)
                                                       (the "Company")
   ------------------------------------------------------------------------------------------------------------------------
      Greater       Greater         Bergen          Greater       GCB Realty,      Rock         Highland     First Savings
     Community     Community      Commercial       Community          LLC        Community   Capital Corp.    Bancorp of
     Services,        Bank           Bank         Financial,                       Bank                         Little
       Inc.        (formerly                        L.L.C.                                                    Falls, Inc.
                  Great Falls
                     Bank)

       100%           100%           100%            100%            100%          100%           100%           100%


                                BCB Investment
                                 Company, Inc.
                                     100%


                                Sears Drive Corp
                                     100%
   ---------------------------------------------

    Great Falls   Redeem, Inc.     Greater
    Investment                    Community
     Company,                     Insurance,
       Inc.                          Inc.

       100%           100%           100%


   Union Boulevard Corp

        100%